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                                                                   Exhibit 10.16

                              EMPLOYMENT AGREEMENT

This Employment Agreement (the "AGREEMENT") is entered into effective as of February 8, 2000, between Wit Capital Group, Inc., a Delaware corporation (the "CORPORATION"), and John W. Palmer (the "EXECUTIVE").

                              W I T N E S S E T H:

        The Corporation desires to employ the Executive to have the benefits of his expertise and knowledge. The Executive, in turn, desires employment with the Corporation. The parties, therefore, enter into this Agreement to establish the terms and conditions of the Executive's employment with the Corporation.

        In consideration of the mutual covenants and representations contained in this Agreement, the Corporation and the Executive agree as follows:

        1.     EMPLOYMENT OF EXECUTIVE; DUTIES.

        The Corporation agrees to employ the Executive, and the Executive agrees to be employed by the Corporation, as the Director of Technology for the period specified in Section 2 (the "EMPLOYMENT PERIOD"), subject to the terms and conditions of this Agreement. The Executive shall have overall responsibility and authority for all aspects of technology, including items such as systems design/architecture, development, and operations; he shall be responsible for the evaluation, selection and maintenance of relationships with vendors providing systems and communications services to the Corporation. The systems development and operations personnel report to the Executive who shall have those responsibilities commonly associated with the position of Chief Information Officer/Chief Technology Officer at comparable firms. During the Employment Period, the Executive shall, as a senior executive of the Company, report to the President and Co-CEO or such other senior executive as the Board of Directors may deem appropriate from time to time and he shall assume such duties and responsibilities as may be properly assigned to him by the Corporation.

        2. EMPLOYMENT PERIOD. The Employment Period shall begin on February 8, 2000 and shall continue for two years.

        3. BASE SALARY. During the Employment Period, the Corporation shall pay the Executive a minimum annual base salary of $200,000. The base salary shall be payable in equal periodic installments which are not less frequent than the periodic installments in effect for salaries of other senior executives of the Corporation. The base salary shall be subject to annual review by the Board of Directors ("BOARD") (or a committee appointed by the Board) for upward adjustments based on the policies of the Corporation and the Executive's contributions to the business of the Corporation.
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        4. ANNUAL BONUS PLAN During the Employment Period, the Executive shall be entitled to participation at the senior executive level in the Annual Bonus Plan for Executives. For the first year of the Employment Period, the Executive shall be entitled to a guaranteed bonus of at least Four Hundred Thousand Dollars ($400,000), and for the second year of the Employment Term, a guaranteed bonus of Two Hundred Thousand Dollars ($200,000) ("GUARANTEED BONUS"). The Guaranteed Bonus shall be paid to the Executive on a semi-annual basis with the first payment due six (6) months from the effective date of this Agreement. The amount of the bonus, if any, in excess of the Guaranteed Bonus, shall be comparable to other senior executives in comparable firms with similar responsibilities and shall include, if applicable, achievement of objective written goals set for the Executive by mutual agreement with the Company. By way of example, achievement of specified goals could result in additional compensation if relevant information indicated that a higher total compensation package was the appropriate level for a person performing the Executive's responsibilities at the level of the Executive's performance for the period at a comparable company.

        5. BENEFITS.

               (a) In addition to and except for the matters governed by this Agreement, the Executive shall be entitled to employee benefits and perquisites, including but not limited to pension, deferred compensation plans, incentive, stock options, group life insurance, disability, sickness and accident insurance and health benefits under such plans and programs as provided to other senior executives of the Corporation from time to time.

               (b) The Executive shall be entitled to four (4) weeks paid vacation as well as holidays, leave of absence and leave for illness and temporary disability in accordance with the policies of the Corporation.

               (c) The Executive shall be entitled to reimbursement for normal and customary business expenses in accordance with the Company's policies for expense reimbursement. The Executive's principal place of employment shall not be changed from New York City or any place within 75 miles from New York City without the consent of the Executive.

        6. STOCK PURCHASE.

               The Executive shall have the right to purchase seventy-five thousand (75,000) shares of the Common Stock of the Corporation in accordance with the Stock Purchase Agreement attached hereto as Exhibit I..

        7. STOCK OPTIONS.

               The Executive shall be granted an option on the commencement of his employment, pursuant to the Corporation's Stock Incentive Plan, to purchase one hundred and seventy-five thousand (175,000) shares of the Corporation's Common Stock at the fair market value based on the February 7, 2000 closing price Such options shall vest incrementally as


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follows: 10,937 shares on June 30, 2000; 10,938 shares on September 30, 2000;
and 10,937 shares on the last days of December and June, and 10,938 shares on the last days of March and September thereafter until March 30, 2004. The Options shall be designated Incentive Stock Options pursuant to the Corporation's Stock Incentive Plan to the degree permitted under law.

          The Executive shall also be eligible to receive additional annual grants as the Board or a committee of the Board may determine to be appropriate for senior executives in its sole judgment. In the past, by way of example, such grants have ranged from 0 to 100,000.

        8. NON-DISCLOSURE;

               As a condition to the employment arrangement, Executive agrees to execute and comply with the terms and conditions of the "Wit Capital Group, Inc. Employee Non-Disclosure and Assignment of Inventions Agreement" attached hereto as Exhibit II.

        9. TERMINATION.

        9.1 TERMINATION BY THE CORPORATION.

               (a) The Corporation may terminate the Executive's employment under this Agreement without Cause (as defined in Section 9.1(b)), at any time by giving notice thereof to the Executive at least thirty (30) days before the effective date of such termination. The Employment Period shall terminate as of the date of such termination of employment.

               (b) The Corporation may terminate the Executive's employment under this Agreement for Cause at any time by notifying the Executive of such termination. For all purposes of this Agreement, the Employment Period shall end as of the date of such termination of employment. "Cause" shall mean the
Executive's: (i) persistent and repeated refusal, failure or neglect to perform the material duties of his employment under this Agreement (other by reason of the Executive's physical or mental illness or impairment), provided that such Cause shall be deemed to occur only after the Corporation gave written notice thereof to the Executive specifying in reasonable detail the conduct constituting Cause, and the Executive failed to cure and correct his conduct within thirty (30) days after such notice; (ii) committing any act of fraud or embezzlement, provided that such Cause shall be deemed to occur only after the Corporation gave written notice thereof to the Executive specifying in reasonable detail the instances of such conduct, and the Executive had the opportunity to be heard at a meeting of the Board; (iii) breach of the Employee Non-Disclosure and Assignment of Inventions Agreement or of such other subsequent agreements entered into during the Employment Period that results in a material detriment to the Corporation; (iv) conviction of a felony (including pleading guilty to a felony); or (v) habitual abuse of alcohol or drugs.

        9.2 TERMINATION BY THE EXECUTIVE. The Executive may terminate this Agreement at any time, for any reason or for no reason at all, by giving notice thereof to the Corporation at least thirty (30) days before the effective date of such termination. The Employment Period shall terminate as of the date of such termination of employment.


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        9.3 SEVERANCE BENEFITS.

               (a) If the Executive's employment under this Agreement is terminated before the end of the Employment Period by the Corporation without Cause or by the Executive for Good Reason (as defined in Section 9.3(c)), the Corporation shall pay the Executive a lump sum cash payment, within thirty (30) days of the date of such termination, equal to the sum of: (i) the aggregate amount of the Executive's unpaid Base Salary, payable at the annual rate in effect on the termination date, through the end of the two year Employment Period; and (ii) an amount representing the Executive's unpaid Guaranteed Bonus through the end of the Employment Period.

               (b) If the Executive's employment under this Agreement is terminated by the Corporation for Cause, by the Executive without Good Reason or if the Executive dies or becomes totally disabled (as defined in Section 9.4), the Corporation shall only pay the Executive a lump sum cash payment within thirty (30) days of the date of such termination, equal to the sum of: (i) Executive's unpaid Base Salary earned to the termination date; and (ii) an amount representing the Executive's unpaid Guaranteed Bonus prorated to the date of termination.

               (c) "GOOD REASON" means (i) any material reduction in the Executive's authority, duties or responsibilities; (ii) any material change in the Executive's reporting lines or removal of the Executive from his principal positions as of the beginning of the Employment Period (other than a promotion); or (iii) any material failure by the Corporation to pay or provide the compensation and benefits under this Agreement; provided that, in each such event, the Executive shall give the Corporation notice thereof which shall specify in reasonable detail the circumstances constituting Good Reason, and there shall be no Good Reason with respect to any such circumstances cured by the Corporation within thirty (30) days after such notice.

               (d) If the Executive is entitled to receive payments or other benefits under this Agreement upon the termination of his employment with the Corporation, the Executive hereby irrevocably waives the right to receive any payments or other benefits under any other severance or similar plan maintained by the Corporation ("OTHER SEVERANCE PLAN"), provided, however, that if the payments and other benefits provided under such Other Severance Plan exceed the payments and other benefits under this Agreement, the Executive, in his sole discretion, may elect to receive the payments and benefits under such Other Severance Plan in lieu of the payments and benefits under this Agreement upon his termination of employment.

        9.4 TERMINATION BY DEATH OR DISABILITY. This Agreement shall terminate automatically upon the Executive's death. If the Corporation determines in good faith that the Executive has a "total disability" (within the meaning of such term or of a similar term as defined in the Corporation's long-term disability plan as in effect from time to time), the Corporation may terminate his employment under this Agreement by notifying the Executive thereof at least thirty (30) days before the effective date of such termination.


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        10. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Corporation with a copy to Robert C. Lawrence, Esq., Caldwalder, Wickersham & Taft, 100 Maiden Lane, New York, NY 10038 or, in the case of the Corporation, to the Corporation's principal executive offices.

        11. WITHHOLDING TAXES. The Corporation shall have the right, to the extent permitted by law, to withhold from any payment of any kind due to the Executive under this Agreement to satisfy the tax withholding obligations of the Corporation under applicable law.

        12. BINDING AGREEMENT; WAIVER. This Agreement shall be binding upon the Executive and the Corporation on and after the date of this Agreement. The rights and obligations of the Corporation under this agreement shall inure to the benefit of and shall be binding upon the Corporation and any successor of the Corporation, and the benefits of this Agreement shall inure to the benefit of the Executive's estate and beneficiaries in the event of the Executive's death. Neither party may assign his or its duties or rights under this Agreement without the prior written consent of the other party; provided, however that (i) the Corporation may assign this Agreement to any subsidiary, parent or affiliate, without the consent of the Executive, and such assignment shall not, in and of itself, constitute, a termination of employment under this Agreement and (ii) this Agreement may be assigned without consent in connection with any sale of all or substantially all of the Corporation's assets or upon any merger, consolidation or reorganization of the Corporation with or into any other corporation.

        13. ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the Executive and the Corporation with respect to the subject matter hereof and supersedes and voids any and all prior agreements or understandings, written or oral, regarding the subject matter hereof. This Agreement may not be changed, modified, or discharged orally, but only by an instrument in writing signed by the parties.

        14. GOVERNING LAW AND SEVERABILITY. This Agreement shall be governed by the laws of the State of New York (without giving effect to choice of law principles or rules thereof that would cause the application of the laws of any jurisdiction other than the State of New York) and the invalidity or unenforceability of any provisions hereof shall in no way affect the validity or enforceability of any other provision. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        15. ARBITRATION. DISPUTES REGARDING THE EXECUTIVE'S EMPLOYMENT WITH THE CORPORATION, INCLUDING, WITHOUT LIMITATION, ANY DISPUTE UNDER THIS AGREEMENT WHICH CANNOT BE RESOLVED BY NEGOTIATIONS BETWEEN THE CORPORATION AND THE EXECUTIVE, BUT EXCLUDING ANY DISPUTES REGARDING THE EXECUTIVE'S COMPLIANCE WITH THE RESTRICTIONS OF THE


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                EMPLOYEE NON-DISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT
                REFERRED TO IN SECTION 8 OF THIS AGREEMENT, SHALL BE SUBMITTED TO, AND SOLELY DETERMINED BY, FINAL AND BINDING ARBITRATION CONDUCTED BY JAMS/ENDISPUTE, INC.'S ARBITRATION RULES APPLICABLE TO EMPLOYMENT DISPUTES, AND THE PARTIES AGREE TO BE BOUND BY THE FINAL AWARD OF THE ARBITRATOR IN ANY SUCH PROCEEDING. THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE OF NEW YORK WITH RESPECT TO THE INTERPRETATION OR ENFORCEMENT OF ANY MATTER RELATING TO THIS AGREEMENT; IN ALL OTHER CASES THE ARBITRATOR SHALL APPLY THE LAWS OF THE STATE SPECIFIED IN THE CORPORATION'S ALTERNATIVE DISPUTE RESOLUTION POLICY AS IN EFFECT FROM TIME TO TIME (IF ANY). ARBITRATION MAY BE HELD IN NEW YORK, NEW YORK, OR SUCH OTHER PLACE AS THE PARTIES HERETO MAY MUTUALLY AGREE, AND SHALL BE CONDUCTED SOLELY BY A FORMER JUDGE. JUDGMENT UPON THE AWARD BY THE ARBITRATOR MAY BE ENTERED IN ANY COURT HAVING JURISDICTION THEREOF.

        16. INDEMNIFICATION. The company shall indemnify the Executive to the fullest extent permitted under applicable law and the Company's By-Laws.

        IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

WITNESS/ATTEST                               WIT CAPITAL GROUP, INC.


                                             By: /s/ Ronald W. Readmond
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                                                Ronald W. Readmond,
                                                Co-Chief Executive Officer

                                             EXECUTIVE

                                              /s/ John W. Palmer
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